Exhibit (m)(iv) under Form N-1A

                                               Exhibit 1 under Item 601/Reg. S-K



                           Amendment #1 to EXHIBIT E
                                     to the
                               Distribution Plan

                    FEDERATED FIXED INCOME SECURITIES, INC.:

                        FEDERATED STRATEGIC INCOME FUND

                                 CLASS F SHARES

         This Amendment #1 to Exhibit E to the Distribution Plan is adopted as of the 15th day of November, 2007, by Federated Fixed Income Securities, Inc. with respect to the Class F Shares of the portfolio of the Corporation set forth above.

         As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.05 of 1% of the average aggregate net asset value of the Class F Shares of Federated Strategic Income Fund held during the month.

         Witness the due execution hereof this 1st day of December, 2007.



                                     FEDERATED FIXED INCOME SECURITIES, INC.


                                     By:  /s/ J. Christopher Donahue
                                     Name:  J. Christopher Donahue
                                     Title:  President